Distribution Solutions Group Announces
2026 Third Quarter Results

FORT WORTH, TEXAS, November 5, 2026 - Distribution Solutions Group, Inc. (NASDAQ: DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the third quarter ended September 30, 2026. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	September 30,			June 30,
(Dollars in thousands)	2026	2025	% Change	2026	% Change
Revenue	$573,622	$517,958	10.7%	$557,734	2.8%

Operating income	$25,249	$23,619	6.9%	$27,868	(9.4)%
Non-GAAP Adjusted operating income	$47,946	$40,065	19.7%	$45,216	6.0%

Net income	$8,892	$6,452	37.8%	$8,494	4.7%
Non-GAAP Adjusted EBITDA	$56,819	$48,457	17.3%	$53,933	5.4%

Operating income as a percent of revenue	4.4%	4.6%	-20bps	5.0%	-60bps
Adjusted EBITDA as a percent of revenue	9.9%	9.4%	50bps	9.7%	20bps

Revenue increased 10.7% year-over-year to $573.6 million, driven by organic sales growth of 9.2% with average daily sales improvement across all of the business units. The third quarter acquisition of American Fasteners contributed approximately $3.8 million of revenue in the third quarter. Sequentially, revenue increased 2.8% over the second quarter, driven by organic sales growth of 2.2%.

Profitability improved year-over-year on higher sales. Adjusted EBITDA margin as a percentage of sales was 9.9%, an improvement of 50 bps year-over-year. Operating income increased from $23.6 million to $25.2 million. Adjusted diluted earnings per share improved from $0.40 to $0.58 year-over-year.

Improved profitability and working capital management in the quarter drove cash flows from operations of $18.7 million in the third quarter and cumulatively $20.4 million for the nine-month period.

2026 Third Quarter Summary(1)

•Revenue increased $55.7 million, or 10.7%, to $573.6 million, primarily driven by organic sales growth of 9.2% and $7.8 million of incremental revenue from acquisitions closed during the first nine months of 2026. Sequentially, organic sales grew 2.2% with organic average daily sales growing 2.8% over the second quarter of 2026. Gross margin decreased from 32.9% to 32.0% primarily due to customer sales mix shifts and higher tariff rates on inbound shipments, partially offset by pricing benefits realized.
•Operating income was $25.2 million, net of $11.3 million of non-cash acquired intangible amortization and $11.4 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to operating income of $23.6 million in the prior year quarter which was net of $11.7 million of intangible amortization and $4.8 million of non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, was $47.9 million in the current quarter compared to $40.1 million in the year-ago quarter and $45.2 million in the second quarter of 2026.

•Net income was $8.9 million for the quarter compared to net income of $6.5 million in the year-ago quarter.
•Diluted net earnings per share was $0.19 for the quarter compared to diluted net earnings per share of $0.14 in the year-ago quarter. Non-GAAP Adjusted diluted earnings per share was $0.58 compared to $0.40 for the same period a year ago and $0.47 for the second quarter of 2026.
•Adjusted EBITDA was $56.8 million, or 9.9% of sales, compared to $48.5 million, or 9.4% of sales, in the prior year quarter and $53.9 million, or 9.7% of sales, in the second quarter of 2026.
•Cash provided by operations was $18.7 million for the quarter and net capital expenditures were $5.9 million.
•The Company ended the quarter with total liquidity of $378.0 million, consisting of $72.3 million of cash (restricted and unrestricted) and $305.7 million available under its credit facility with net debt leverage of 3.4x.
•Completed the acquisition of American Fasteners Corp., a leading South Florida distributor of fasteners, tools, construction supplies and other industrial products. Subsequent to the third quarter, the Company closed on the acquisition of GradeEight Holdings, LLC.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

Additional Information on Proposed Merger Agreement

On July 15, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Eclipse Parent Acquisitions, LLC, a Delaware limited liability company (“Parent”), Eclipse Intermediate Acquisitions, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Intermediate”), and Eclipse Acquisitions Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Intermediate (“Merger Sub”). Parent, Intermediate, and Merger Sub were formed by, and are affiliated with, LKCM Headwater Investments, LLC (“LKCM Headwater”), J. Bryan King, and their respective affiliates. Mr. King is the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”) and is also the Managing Partner of LKCM Headwater. LKCM Headwater and its affiliates beneficially own, in the aggregate, approximately 79% of the outstanding shares of the Company’s common stock, par value $1.00 per share (the “Company Common Stock”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, becoming a wholly owned subsidiary of Intermediate and an indirect wholly owned subsidiary of Parent. Upon completion of the Merger, the Company will become a privately held company 100% controlled by LKCM Headwater and its affiliates, and the Company Common Stock will no longer be listed on Nasdaq. The Merger is subject to customary closing conditions, including obtaining the requisite approval of the Company’s stockholders.

The $35.00 per share purchase price to be paid by LKCM Headwater and its affiliates pursuant to the Merger Agreement represents an increase of $5.50 per share over LKCM Headwater’s initial non-binding proposal of $29.50 per share submitted to the Board on March 14, 2026 (the “Initial Proposal”), and an approximately 81% premium to the Company’s closing share price of $19.31 on March 13, 2026, the last trading day prior to public disclosure of LKCM Headwater’s proposal.

Following LKCM Headwater’s delivery of the Initial Proposal and in light of LKCM Headwater’s existing ownership position and Mr. King’s roles with both LKCM Headwater and the Company, the Board formed a special committee consisting of disinterested directors (the “Special Committee”) to evaluate the Initial Proposal and negotiate a potential transaction with LKCM Headwater. The Special Committee unanimously approved the Merger and recommended that the Board approve the Merger. The Board, upon the Special Committee’s unanimous recommendation, with certain directors recusing themselves from the vote, approved the Merger.

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the absence of legal restraints prohibiting the transaction, and stockholder approvals (including the approval of a majority of the votes cast by holders of DSG common stock not owned by LKCM Headwater and its affiliates). On August 20, 2026, the applicable waiting period under the HSR Act was terminated.

The transaction is not subject to a financing condition; however, in connection with the execution of the Merger Agreement, the Company entered into an amendment to its existing credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which, subject to the applicable terms and conditions thereof, proceeds of revolving loans may be used to finance the transactions contemplated by the Merger Agreement. For additional information, see the Company's Current Report on Form 8-K filed with the SEC on July 16, 2026.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, on October 28, 2026, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”), and the Company, LKCM Headwater, and certain of their respective affiliates jointly filed with the SEC a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Proxy Statement and a proxy card will be sent or otherwise made available to stockholders of the Company entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3, or any other document that the Company may file with the SEC in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3, AND OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders will be able to obtain copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company free of charge from the SEC’s website at www.sec.gov or from the Company’s website.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the Merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its most recent annual meeting of stockholders (the "Annual Proxy Statement") and in other documents filed by the Company with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Merger are included in the Proxy Statement and Schedule 13E-3 and will also be included in other materials to be filed with SEC in connection with the Merger. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Annual Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

About Distribution Solutions Group, Inc.

DSG is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement and supply solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves over 200,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the "safe-harbor" provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts, including those statements relating to the obtaining of the requisite approval of the Merger by DSG stockholders and the consummation of the Merger. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved, and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG's business, financial condition, and results of operations include the risk that the Merger may not be completed in a timely manner or at all, the failure to satisfy closing conditions to the Merger, including receipt of the requisite stockholder approvals, the risk that borrowings under the Company's credit agreement may not be available to finance the Merger, the possibility that competing offers or acquisition proposals will be made, the occurrence of events giving rise to termination of the Merger Agreement, including in circumstances requiring payment of the termination fee, the effect of the pendency of the Merger on the Company’s business relationships, operating results, and business generally, the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results, employees, customers, suppliers, financing sources, and other business counterparties, risks related to diverting management’s attention from the Company’s ongoing business operations, the risk of litigation relating to the Merger, the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with, and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the SEC, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the SEC, which should be reviewed carefully.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote, consent, or approval, in any jurisdiction pursuant to or in connection with the Merger or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$63,153	$61,753
Restricted cash	9,152	13,573
Accounts receivable, less allowances	343,452	271,331
Inventories	399,921	353,374
Prepaid expenses and other current assets	49,833	46,893
Total current assets	865,511	746,924
Property, plant and equipment, net	123,104	126,605
Rental equipment, net	42,190	38,956
Goodwill	496,751	467,905
Deferred tax asset, net	1,358	1,196
Customer relationships intangibles, net	134,947	143,503
Trade names and other intangibles, net	78,391	82,552
Cash value of life insurance	22,579	21,567
Right of use operating lease assets	105,381	111,117
Other assets	8,512	8,296
Total assets	$1,878,724	$1,748,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$198,056	$151,234
Current portion of long-term debt	35,000	35,470
Current portion of lease liabilities	22,303	20,624
Accrued expenses and other current liabilities	94,997	84,137
Total current liabilities	350,356	291,465
Long-term debt, less current portion, net	723,601	664,196
Lease liabilities	91,623	98,821
Deferred tax liability, net	23,198	20,147
Other liabilities	24,796	24,645
Total liabilities	1,213,574	1,099,274
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,990,868 and 47,860,312 shares, respectively Outstanding - 46,286,621 and 46,180,700 shares, respectively	46,286	46,180
Capital in excess of par value	693,344	686,183
Retained deficit	(15,926)	(33,694)
Treasury stock – 1,704,247 and 1,679,612 shares, respectively	(44,704)	(43,998)
Accumulated other comprehensive income (loss)	(13,850)	(5,324)
Total stockholders' equity	665,150	649,347
Total liabilities and stockholders' equity	$1,878,724	$1,748,621

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$573,622	$517,958	$1,627,351	$1,498,424
Cost of goods sold	389,820	347,632	1,100,074	994,034
Gross profit	183,802	170,326	527,277	504,390

Selling, general and administrative expenses	158,553	146,707	460,530	433,848

Operating income (loss)	25,249	23,619	66,747	70,542

Interest expense	(13,462)	(13,955)	(38,624)	(42,408)
Change in fair value of earnout liabilities	—	—	—	(1,000)
Other income (expense), net	(529)	(1,283)	(1,717)	(1,377)

Income (loss) before income taxes	11,258	8,381	26,406	25,757
Income tax expense (benefit)	2,366	1,929	8,638	11,041

Net income (loss)	$8,892	$6,452	$17,768	$14,716

Basic income (loss) per share of common stock	$0.19	$0.14	$0.38	$0.32

Diluted income (loss) per share of common stock	$0.19	$0.14	$0.38	$0.31

Basic weighted average shares outstanding	46,267,167	46,280,811	46,227,889	46,419,969

Diluted weighted average shares outstanding	47,087,461	47,060,025	47,076,148	47,212,912

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income (loss)	$17,768	$14,716
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	59,770	60,359
Amortization of debt issuance costs	1,365	2,581
Stock-based compensation	6,927	4,624
Deferred income taxes	(1,954)	975
Change in fair value of earnout liabilities	—	1,000
(Gain) loss on sale of rental equipment	(4,423)	(3,454)
(Gain) loss on sale of property, plant and equipment	(612)	(716)
Charge for step-up of acquired inventory	241	—
Net realizable value adjustment and write-offs for obsolete and excess inventory	4,299	5,694
Bad debt expense	2,459	3,480
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(72,412)	(44,940)
Inventories	(45,881)	1,470
Prepaid expenses and other current assets	(1,165)	3,743
Accounts payable	43,136	27,556
Accrued expenses and other current liabilities	12,826	(10,334)
Other changes in operating assets and liabilities	(1,985)	152
Net cash provided by (used in) operating activities	20,359	66,906
Investing activities
Purchases of property, plant and equipment	(11,215)	(15,796)
Proceeds from sale of property, plant and equipment	826	990
Business acquisitions, net of cash acquired	(58,331)	(2,176)
Purchases of rental equipment	(18,514)	(12,849)
Proceeds from sale of rental equipment	9,696	9,367
Net cash provided by (used in) investing activities	(77,538)	(20,464)
Financing activities
Proceeds from revolving lines of credit	515,172	205,943
Payments on revolving lines of credit	(432,474)	(204,128)
Payments on term loans	(26,250)	(30,188)
Deferred financing costs	(983)	—
Repurchase of common stock	(1)	(20,252)
Shares repurchased held in treasury	(707)	(252)
Stock option exercises	534	877
Payment of financing lease principal	(500)	(445)
Net cash provided by (used in) financing activities	54,791	(48,445)
Effect of exchange rate changes on cash and cash equivalents	(633)	2,977
Increase (decrease) in cash, cash equivalents and restricted cash	(3,021)	974
Cash, cash equivalents and restricted cash at beginning of period	75,326	81,726
Cash, cash equivalents and restricted cash at end of period	$72,305	$82,700
Cash and cash equivalents	$63,153	$69,214
Restricted cash	9,152	13,486
Total cash, cash equivalents and restricted cash	$72,305	$82,700

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Revenue:
Lawson Products	$130,285	$121,549
Canada Branch Division	62,073	59,977
Gexpro Services	139,844	130,525
TestEquity	242,303	206,479
Intersegment revenue elimination	(883)	(572)
Total	$573,622	$517,958

Operating income (loss):
Lawson Products	$5,792	$5,385
Canada Branch Division	3,869	3,494
Gexpro Services	13,605	13,880
TestEquity	8,335	2,635
All Other	(6,352)	(1,775)
Total	$25,249	$23,619

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2026 and 2025 and the three months ended June 30, 2026. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2026	2025	2026
Net income (loss)	$8,892	$6,452	$8,494
Income tax expense (benefit)	2,366	1,929	5,897
Other income (expense), net	529	1,283	486
Interest expense	13,462	13,955	12,991
Operating income (loss)	25,249	23,619	27,868
Depreciation and amortization	20,181	20,042	19,865
Stock-based compensation(1)	2,345	2,400	2,158
Severance and acquisition related retention expenses(2)	752	2,094	2,204
Acquisition related costs(3)	3,981	87	335
Inventory step-up(4)	147	—	70
Other non-recurring(5)	4,164	215	1,433
Non-GAAP Adjusted EBITDA	$56,819	$48,457	$53,933

Operating income (loss) as a percent of revenue	4.4%	4.6%	5.0%

Adjusted EBITDA as a percent of revenue	9.9%	9.4%	9.7%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2026		September 30, 2025		June 30,2026
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$8,892	$0.19	$6,452	$0.14	$8,494	$0.18

Pretax adjustments:
Stock-based compensation	2,345	0.05	2,400	0.05	2,158	0.05
Acquisition related costs	3,981	0.08	87	—	335	0.01
Amortization of intangible assets	11,308	0.24	11,650	0.25	11,148	0.24
Severance and acquisition related retention expenses	752	0.02	2,094	0.04	2,204	0.05
Inventory step-up	147	—	—	—	70	—
Other non-recurring	4,164	0.09	215	—	1,433	0.03
Total pretax adjustments	22,697	0.48	16,446	0.34	17,348	0.38
Tax effect on adjustments(1)/(3)	(5,771)	(0.12)	(4,307)	(0.08)	(4,543)	(0.11)
Deferred tax asset valuation allowance(3)/(4)	1,616	0.03	179	—	754	0.02
Non-GAAP Adjusted net income	$27,434	$0.58	$18,770	$0.40	$22,053	$0.47

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 47.087 million, 47.060 million and 46.433 million diluted shares for the third quarter of 2026 and 2025, and the second quarter of 2026, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2026	2025	2026
Operating income (loss)	$25,249	$23,619	$27,868

Gross profit adjustments:
Inventory step-up(1)	147	—	70
Total gross profit adjustments	147	—	70

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	3,981	87	335
Amortization of intangible assets	11,308	11,650	11,148
Stock-based compensation(3)	2,345	2,400	2,158
Severance and acquisition related retention expenses(4)	752	2,094	2,204
Other non-recurring(5)	4,164	215	1,433
Total selling, general and administrative adjustments	22,550	16,446	17,278

Total adjustments	22,697	16,446	17,348
Non-GAAP Adjusted operating income	$47,946	$40,065	$45,216

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q3 2026 and Q3 2025
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026	Q3 2025	Q3 2026	Q3 2025
Revenue from external customers	$130,202	$121,541	$139,252	$130,192	$242,126	$206,310	$62,042	$59,915	$—	$—	$—	$—	$573,622	$517,958
Intersegment revenue	83	8	592	333	177	169	31	62	—	—	(883)	(572)	—	—
Revenue	$130,285	$121,549	$139,844	$130,525	$242,303	$206,479	$62,073	$59,977	$—	$—	$(883)	$(572)	$573,622	$517,958

Operating income (loss)	$5,792	$5,385	$13,605	$13,880	$8,335	$2,635	$3,869	$3,494	$(6,352)	$(1,775)			$25,249	$23,619

Depreciation and amortization	7,045	6,666	3,011	3,541	8,155	8,220	1,970	1,615	—	—			20,181	20,042
Adjustments:
Acquisition related costs(1)	2,754	(17)	1,101	(2)	56	58	69	48	1	—			3,981	87
Stock-based compensation(2)	1,021	1,025	347	60	512	925	—	—	465	390			2,345	2,400
Severance and acquisition related retention expenses(3)	523	840	15	276	61	486	45	492	108	—			752	2,094
Inventory step-up(4)	100	—	—	—	—	—	47	—	—	—			147	—
Other non-recurring(5)	—	60	—	—	417	27	29	128	3,718	—			4,164	215

Non-GAAP Adjusted EBITDA	$17,235	$13,959	$18,079	$17,755	$17,536	$12,351	$6,029	$5,777	$(2,060)	$(1,385)			$56,819	$48,457

Operating income (loss) as a percent of revenue	4.4%	4.4%	9.7%	10.6%	3.4%	1.3%	6.2%	5.8%	N/M	N/M			4.4%	4.6%
Adjusted EBITDA as a percent of revenue	13.2%	11.5%	12.9%	13.6%	7.2%	6.0%	9.7%	9.6%	N/M	N/M			9.9%	9.4%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207